Exhibit 99.1

PositiveID Corporation Enters into License Agreement and Teaming Agreement with The Boeing Company

PositiveID provides Boeing an exclusive license to manufacture and sell M-BAND units for the North American market; PositiveID retains exclusive rights to be the reagent and assay supplier for the M-BAND systems

DELRAY BEACH, FL, December 20, 2012 – PositiveID Corporation ("PositiveID") (OTCBB: PSID), an emerging growth company and developer of airborne bio-threat detection systems for America’s homeland defense industry as well as advanced technologies for rapid medical testing and diabetes management, today announced it has entered into a license agreement and a teaming agreement with The Boeing Company (“Boeing”), including a license fee to PositiveID of $2.5 million.

The license agreement provides Boeing the exclusive license to manufacture and sell PositiveID’s M-BAND (Microfluidics-based Bioagent Networked Detector) airborne bio-threat detector for the U.S. Department of Homeland Security’s (“DHS”) BioWatch Generation 3 opportunity, as well as other opportunities (government or commercial) that may arise in the North American market.  Under the teaming agreement, PositiveID will retain exclusive rights to serve as the reagent and assay supplier of the M-BAND systems to Boeing in the U.S. market. PositiveID will also retain the right to sell M-BAND units, reagents and assays in international markets.

PositiveID’s M-BAND, developed under contract for DHS Science and Technology Division, is a bioaerosol monitor with fully integrated systems with sample collection, processing and detection modules that continuously analyze air samples for the detection of bacteria, viruses, and toxins. Results from individual M-BAND instruments are reported via a secure wireless network in real time to give an accurate and up to date status for fielded instruments in the aggregate.

William J. Caragol, Chairman and CEO of PositiveID, stated, “We are very proud to team with Boeing on the BioWatch opportunity and look forward to being a part of a strong team that exceeds the expectations of our customers.”

A unit of The Boeing Company, Boeing Defense, Space & Security is one of the world's largest defense, space and security businesses specializing in innovative and capabilities-driven customer solutions, and the world’s largest and most versatile manufacturer of military aircraft. Headquartered in St. Louis, Boeing Defense, Space & Security is a $32 billion business with 60,000 employees worldwide. Follow us on Twitter: @BoeingDefense.

About PositiveID Corporation
PositiveID Corporation is an emerging growth company and developer of airborne bio-threat detection systems for America’s homeland defense industry as well as advanced technologies for rapid medical testing and diabetes management. Its wholly-owned subsidiary, Microfluidic Systems, is focused on the development of microfluidic systems for the automated preparation of and performance of biological assays in order to detect biological threats at high-value locations, as well as analyze samples in a medical environment.

For more information on PositiveID, please visit http://www.PositiveIDCorp.com.

Statements about PositiveID's future expectations, including without limitation, all statements relating to the DHS BioWatch Generation 3, Phase II opportunity; the likelihood that PositiveID will be part of a strong team that exceeds the expectations of its customers; and all statements in this press release are made solely and exclusively by, and on behalf of, PositiveID and no other entity, including without limitation, The Boeing Company, and constitute  "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and PositiveID's actual results could differ materially from expected results. These risks and uncertainties include, without limitation, PositiveID's ability to successfully pursue the BioWatch Generation 3 opportunity; as well as  other risks. Additional information about these and other factors that could affect the Company's business is set forth in the Company's various filings with the Securities and Exchange Commission, including those set forth in the Company's 10-K filed on March 28, 2012, as amended on May 4, 2012, and 10-Qs filed on November 16, 2012, August 20, 2012, as amended on September 12, 2012, and May 14, 2012, under the caption "Risk Factors." The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law.

Contact:
PositiveID Corporation
Allison Tomek
561-805-8000
atomek@positiveidcorp.com